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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

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                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): July 27, 2004
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                             AsiaInfo Holdings, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                   001-15713                  752506390
-------------------------  -------------------------  ----------------------
        (State or              (Commission File          (I.R.S. Employer
  other jurisdiction of             Number)             Identification No.)
     incorporation)

       4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

                     Haidian District, Beijing 100086, China

                    -----------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code +8610 6250 1658

         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

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Item 9. Regulation FD Disclosure

Acquisition of Information Technology Service Business

On July 27, 2004, AsiaInfo Holdings, Inc. (the "Company") announced that it had entered into an acquisition agreement (the "Agreement") to acquire certain businesses, assets and properties constituting the information technology services business of Lenovo Group Limited, a company listed in Hong Kong, in a transaction valued at approximately $36.3 million. The Company expects the acquisition to help it expand into the non-telecommunications information technology services business market. Consummation of the transactions contemplated by the Agreement is subject to certain conditions.

On July 27, 2004, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is furnished herewith as Exhibit 99(a).

Item 12.  Results of Operations and Financial Condition

On July 27, 2004, AsiaInfo Holdings, Inc. (the "Company") reported its results for the quarter ended June 30, 2004. The Company's earnings release for the quarter ended June 30, 2004 is furnished herewith as Exhibit 99(b).

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.


Date: July 28, 2004                     By: /s/ Ying Han
                                           -------------------------------
                                           Name:  Ying Han
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.   Description

99(a)         Press Release Announcing Signing of Acquisition Agreement
99(b)         Earnings Release--Quarter Ended June 30, 2004